Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of ION Acquisition Corp 3 Ltd. of our report dated April 6, 2021 relating to the financial statements of ION Acquisition Corp 3 Ltd., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel Aviv, Israel	/S/ KOST FORER GABBAY & KASIERER

April 6, 2021	A Member of EY Global